UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

 (Exact name of Registrant as specified in its charter)

                                           Nevada

 (State or other jurisdiction of incorporation or organization)

                                       7310

 (Primary Standard Industrial Classification Code Number)

                  46-3355876

 (I.R.S. Employer Identification Number)

8275 S. Eastern Ave., Ste.200-674, Las Vegas, NV 89123 Phone: (702) 724-2646

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Tatyana Popova, C.E.O.

     8275 S. Eastern Ave., Ste.200-674, Las Vegas, NV 89123 Phone: (702) 724-2646

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M.Stein, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

(609) 557-0953

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[ ] (Do not check if a smaller reporting company)	Smaller Reporting Company	[X]

Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit	Price	Registration Fee (1)

Common Stock	30,000,000	$0.0125	$375,000	$ 48.30

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated __________, 2014

PROSPECTUS

FOCUS UNIVERSAL INC.

SHARES OF COMMON STOCK

2,500,000 Minimum - 30,000,000 Maximum

We are offering a minimum of 2,500,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers on a best efforts basis.  The offering price is $0.0125 per share. This registration statement constitutes the initial public offering of the company’s common stock.

Funds from this offering will be placed in a separate bank account at Bank of America, NY. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company, or other purposes. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days and no creditors attach the funds.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 8.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

The shares of our common stock to be sold by us will be sold on our behalf by our executive officers and directors. Such officers and directors will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.0125	$0.00254	$0.00996
Per Share - Maximum	$0.0125	$0.00021	$0.0123
Minimum	$31,250	$6,348	$24,902
Maximum	$375,000	$6,348	$368,652

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 24, 2013.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Focus Universal”, “Company”, “we”, “our”, or “us” refer to Focus Universal Inc.  unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on December 4, 2012. Focus Universal Inc. is a digital marketing agency. We offer a full range of web services, including web marketing services, social and viral marketing campaigns and search engine optimization (SEO) consulting, custom web design, including CRM (customer relationship management) solutions.

Our goal is to enable small businesses to outsource their marketing and advertising service needs to us. We guide the customer through the necessary steps to establish their online presence, generate traffic to their websites and increase direct consumer interaction. We provide consulting on a wide variety of issues, from selection of domain name registrars and hosting providers, to the most cost-efficient and effective marketing strategies.

We generate revenue from sales of our marketing services made directly to small and medium business customers. We acquire customers through direct business to business marketing, referrals and our primary website, www.focusuniversal.com, which outlines our service offerings.

We have commenced our operations during the six months ended September 30, 2013. As of September 30, 2013 we have generated $7,500 in revenues and have incurred $5,000 in cost of revenue and $6,444 in operating costs since our inception on December 4, 2012. To date we have relied upon revenues from our operations and sales of our securities in unregistered private placement transactions to fund our operations.  We are a development stage company with a limited operating history. Accordingly, for the foreseeable future, we will continue to be dependent on revenues from operations and additional financing in order to maintain our operations and continue with our corporate activities.

We face many challenges to continue operations, including, but not limited to our limited operating history, competition, and general economic conditions.  Please review the "Risk Factors" starting on page 8 of this offering.

This offering and any investment in our common stock involve a high degree of risk.  If our future  revenues will not be sufficient to cover our operating costs we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering, we will have limited funds available to build and grow our business.

Our Directors collectively own 100% of the 4,000,000 outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 62.5% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 8275 S. Eastern Avenue, Suite 200-674, Las Vegas, NV and our telephone number is (702) 724-2646.  Our primary website address is www.focusuniversal.com. The information on, or that can be accessed through this website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

The Company intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.  However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	2,500,000 shares of common stock minimum and 30,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.0125
Offering period:	The shares are being offered for a period not to exceed 180 days or 270 days, if extended.
Net proceeds to us:	Approximately $24,902 assuming the minimum number of shares is sold. Approximately $368,652 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)
Number of shares outstanding before the offering:	4,000,000
Number of shares outstanding after the offering:	6,500,000 (if minimum number of shares are sold) 34,000,000 (if maximum number of shares are sold)

(i)                 If the minimum amount of the shares is sold, we will use the proceeds to pay for offering expenses of $6,348.  Of the $6,348, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for accounting and audit fees; $1,200 for filing fees; $600 for legal fees; $48 for registration fee; and $1,000 for transfer agent fees.

We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

	For the Six Months Ended September 30, 2013		For the Period from December 4, 2012 (Inception) through March 31, 2013

Revenue	$7,500		$-
Cost of Revenue	$(5,000)		$-
Expenses	$(4,096)	$	(2,348)
Net Income (Loss)	$(1,596)		$(2,348)

Balance Sheet Data:

	As of September 30, 2013	As of March 31, 2013

Working Capital (Deficiency)	$56	$(2,348)
Total Assets	$12,416	$-
Total Liabilities	$12,360	$2,348

As of September 30, 2013, we had a working capital of $56 and accumulated deficit of $(3,944) since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for our marketing services is highly competitive and has low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging social media marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

We lack an operating history. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 4, 2012, and have realized $7,500 in revenues and incurred $5,000 in cost of revenue and $6,444 in operating costs since inception.

As of September 30, 2013, we had deficit accumulated during the development stage of $(3,944).  We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

Our auditors have issued a going concern opinion because there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally.  However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to user privacy, content and copyrights. The adoption of any additional laws or regulations may decrease the expansion of the Internet.  A decline in the growth of the Internet could decrease demand for our services and increase our cost of doing business.  Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation.

We depend on key personnel.

 Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Tatyana Popova, our  President and Director and Elena Ignatenko, our Secretary, Treasurer, Chief Financial Officer and Director.  We have entered into consulting agreements with Tatyana Popova, our President, and Elena Ignatenko, our Chief Financial Officer, on September 18, 2013. Either party can terminate these contracts with a thirty (30) day advance written notice. If any of our directors and officers will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Ms. Popova and Ms. Ignatenko lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers, directors, consultants and advisors are involved in other businesses and not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are currently involved in other businesses and not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities which they may encounter, between our operations and those of other businesses.

Currently, Tatyana Popova, our President, and Director, Elena Ignatenko, our Treasurer, Chief Financial Officer and Director each commit between 20 to 30 hours per week of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Additionally, all of our officers and directors, in the course of their other business activities, may become aware of investments, business opportunities or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty. They may also in the future become affiliated with entities that are engaged in business or other activities similar to those we intend to conduct. As a result, they may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such conflict, we are deprived of investments, business opportunities or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected. If we become aware of such conflict of interests we will take an immediate action to resolve it. Each conflict of interest will be handled by the company based on the nature of the conflict and the individual involved in it.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of two individuals, both of whom are also our executive officers. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided.

However, as  a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because our Directors, who are also our sole promoters, will own 61.54% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 61.54% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 30, 2013, we had 4,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The requirements of being a public company may strain our resources and distract our management.

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The Company is subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

No shares will be issued prior to the minimum offering amount being met. Investors bear risk without enjoying any benefits of share ownership.

The funds received from investors will be maintained in a separate bank account until we receive a minimum of $31,250, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering a minimum of 2,500,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.0125 per share. Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Tatyana Popova, our Chief Executive Officer, and Elena Ignatenko, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. The funds will be maintained in the separate bank until we receive a minimum of $31,250 at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

 There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market  price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

      -   variations in our quarterly and annual operating results;

     -    changes in general economic conditions;

     -    changes in technologies favored by consumers;

     -    price competition or pricing changes by us or our competitors;

     -    new product offerings or other actions by our competitors; and

     -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

The offering price of the shares was arbitrarily determined and bears no relation to our assets, earnings, book value or other criteria of value. Therefore it should not be used as an indicator of the future market price of the securities.

The $0.0125 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. The offering price should not be regarded as an indicator of the future market price of the securities.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Focus Universal Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Focus Universal Inc. will need to come through appreciation of the stock’s price.

If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and  quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain financial information and investment experience objectives of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has  sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Focus Universal is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Focus Universal is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Focus Universal has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Focus Universal is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT").

For so long as Focus Universal remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. Focus Universal cannot predict if investors will find its shares of common stock less attractive because Focus Universal will rely on some or all of these exemptions. If some investors find Focus Universal's shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If Focus Universal avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Focus Universal and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Focus Universal meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will not be required to:

· have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

· comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

· submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

· disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Focus Universal is choosing to "opt out" of such extended transition period, and as a result, Focus Universal will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.  However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our services, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the web development and marketing  industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Our Offering is being made on a self-underwritten basis - with a minimum of $31,250 in gross proceeds.  The table below sets forth the use of proceeds if $31,250 (i.e. gross proceeds of the minimum offering) or $375,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-efforts minimum 2,500,000/ maximum 30,000,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds	Maximum Offering Proceeds
Gross proceeds	$31,250	$375,000
Offering expenses	6,348	6,348
Net proceeds *	$24,902	$368,652

The net proceeds will be used as follows:

	Net Minimum * Offering Proceeds	Net Maximum* Offering Proceeds
Liabilities	$3,460	$12,360
Website Optimization Package Development	3,000	3,000
Ad Serving and Management Solution Development	10,000	10,000
Content Creator (Full time), Graphic Designer (Part-time)	-	120,000
Development of Content Management System	-	150,000
General and administrative	8,442	73,292
TOTAL	$24,902	$368,652

*See Table above

Total offering expenses are approximately $6,348.  Of the $6,955, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for audit and accounting fees; $1,200 for filing fees; $600 for legal fees; $48 for registration fee; and $1,000 for transfer agent fees. We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.0125 of our common stock has been arbitrarily determined in order for us to raise up to a total of $375,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of September 30, 2013, the net tangible book value of our shares of common stock was $56 or approximately $0.000014 per share based upon 4,000,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 34,000,000 shares to be outstanding will be $368,708, or approximately $0.0108 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0017 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.010786 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.0125 per share to $0.010844 per share.

After completion of this Offering, if 30,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 88.24% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $375,000, or $0.0125 per share.  Our existing shareholders will own approximately 11.76% of the total number of shares then outstanding, for which they have made contributions of cash of $4,000, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 2,500,000 shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $24,958 or approximately $ 0.0038 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0087 per share.

The net tangible book value of the shares held by our existing stockholders will be increased by $0.003786 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.0125 per share to $ 0.0038 per share.

After completion of this Offering, if 2,500,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 38.46% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $31,250, or $0.0125 per share.  Our existing shareholders will own approximately 61.54% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $4,000, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.000014
Net tangible book value per share after offering	$0.0108
Increase to present stockholders in net tangible book value per share after offering	$0.010786
Capital contributions (cash)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	11.76%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.0125
Dilution per share	$0.0017
Capital contributions	$375,000
Number of shares after offering held by public investors	30,000,000
Percentage of ownership after offering	88.24%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.000014
Net tangible book value per share after offering	$0.0038
Increase to present stockholders in net tangible book value per share after offering	$0.003786
Capital contributions (cash)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	61.54%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.0125
Dilution per share	$0.0087
Capital contributions	$31,250
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	38.46%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 2,500,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.0125 per share.

Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Tatyana Popova, our Chief Executive Officer, and Elena Ignatenko, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes. The funds will be maintained in the separate bank until we receive a minimum of $31,250 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately be used by us. We will return your funds to you in the form a cashier’s check sent Federal Express on the 181st day, or 271st day in case of the extended period.  During the 180 day period, or additional 90 days, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $31,250 within the 180 day period, or additional 90 day period referred to above. There are no finders involved in our distribution.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.

The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 270 days.

We will sell the shares in this Offering through our Directors, Tatyana Popova and Elena Ignatenko.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

The conditions are that:

1.       The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his  participation;

2.         The person is not compensated in connection with her participation by the payment of commissions   or other remuneration based either directly or indirectly on transactions in securities;

3.       The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.       The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days. The offering will continue until all 30,000,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 90 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 2,500,000 share minimum has been reached and all 30,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person.  All checks, money orders or certified funds for subscriptions must be made payable to Focus Universal Inc. The funds from all accepted subscriptions will be deposited into the Bank of America account until we receive a minimum of $31,250 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. Only Tatyana Popova, our Chief Executive Officer, and Elena Ignatenko, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and limited revenues from our business operations.  In order to obtain funds needed to implement our business plan, we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve the short-term goals of our business plan and to continue operations and remain in business for the next 12 months.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

 If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations. However, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years.  If we raise less than the maximum amount and we require additional funds, it may be necessary for us to obtain additional funds through a second public offering, a private placement of securities, or loans. We have no other financing plans, other than described above.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the development stage of operations and cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, administration expenditures associated with daily operations, accounting and audit fees, and legal fees related to filings and regulatory compliance.

We anticipate relying on equity sales of our common stock in order to continue to implement our business plan.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Focus Universal Inc. is a digital marketing agency. We offer a full range of web services, including internet marketing services, social and viral marketing campaigns and search engine optimization (SEO) consulting, custom web design and CRM (Customer Relationship Management) solutions.

Results of operations for the period from December 4, 2012 (Inception) through September 30, 2013

We were formed on December 4, 2012. Accordingly, the results of operations during the first fiscal period ended March 31, 2013 (3 full months) are not necessarily indicative of the results of the regular (12 months) full fiscal year. All revenues, cost of revenues and operating expenses during our fiscal 2013 were affected by the shorter reporting period compared to the full year of operations.

Revenue, Cost of Revenue and Gross Profit

Our gross revenue from online marketing and consulting services for the six month period ended September 30, 2013 and the period from inception (December 4, 2012) to March 31, 2013 was $7,500 and $nil, respectively. Our cost of revenues  for the six month period ended September 30, 2013 and the period from inception (December 4, 2012) to March 31, 2013 was $7,500 and $nil, respectively) resulting in a gross profit of $2,500 for the six month period ended September 30, 2013  and $nil for the period from inception (December 4, 2012) to March 31, All of our revenues derived from consulting services related to custom web design, SEO consulting and results tracking.

Operating Expenses

The major components of our operating expenses for the six month period ended September 30, 2013 and for the period from December 4, 2012 (inception) to March 31, 2013 are outlined in the table below:

	For the Six Month Period Ended September 30, 2013	For the Period from December 4, 2012 (Inception) through March 31, 2013

Professional fees	$ 3,000	$ 2,000
Other – general and administrative	696	348
Compensation - officers	400	-
	$ 4,096	$ 2,348

We commenced our operations in December of 2012 and incurred expenses related to implementation of our business plan.  The shorter reporting period in our fiscal 2013 affected categories of operating costs and expenses charged on a monthly basis, such as officer compensation, consulting and rent expenses. Other general and administrative expenses of $696 as of September 30, 2013, represent filing fees of $200 and office expenses of $496. The organization costs of $348, that  represent the company’s formation expenditures incurred in December of 2012, were reported as other general and administrative expenditures as of March 31, 2013.

The President of the Company provides management consulting services to the Company. We have entered into consulting agreements with Tatyana Popova, our President, and Elena Ignatenko, our Chief Financial Officer, on September 18, 2013. Either party can terminate these contracts with a sixty (60) day advance written notice. During the six-month period ended September 30, 2013, management consulting services of $200 were charged to operations.

The Chief Financial Officer of the Company provides consulting services to the Company. During the six-month period ended September 30, 2013, management consulting services of $200 were charged to operations.

Since inception, we have sold 4,000,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $4,000.

Liquidity and Capital Resources

	September 30, 2013	March 31, 2013
Current Assets	$12,416	$-
Current Liabilities	$12,360	$(2,348)
Working Capital (Deficiency)	$56	$(2,348)

Liquidity

Our internal liquidity is provided by our operations. Our total current assets exceed our current liabilities due to the fact that the current directors and shareholders of the company run the business without any financing and the current revenue is sufficient to pay all of the bills of the company without any borrowing or terms exceeding weekly payment for any expenses.

  Management believes that in the fiscal year ending March 31, 2014, the Company will show an increase in revenue however, there is no guarantee that revenues will increase. Management does believe that revenues are increasing and operations should be sustainable in the long-term of at least twelve (12) months due to the increase in cash flow generated by revenues from consulting services.

In addition, we intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan. We will be able to conduct our planned operations using currently available capital resources for the next twelve months.

If we are not successful in expanding our clientele base, maintaining profitability and positive cash flow, additional capital may be required to maintain ongoing operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders),  loans from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

The table below, for the period indicated, provides selected cash flow information:

	For the Six Months Ended September 30, 2013	For the Period from December 4, 2012 (inception) through March 31, 2013

Cash provided by (used in) operating activities	$8,416	$-
Cash provided by (used in) investing activities	$-	$-
Cash provided by (used in) financing activities	$4,000	$-
Net increase in cash	$12,416	$-

Cash Flows from Operating Activities

Our cash flows from operating activities of $8,416 during the six-month period ended September 30, 2013 and the period from December 4, 2012 (Inception) through March 31, 2013 is a  result of the net cash generated from sales of our web development and online marketing services and changes in our operating  assets and liabilities. This portion of our cash flow represents the most significant source of funding for our operations. The major uses of our operating cash include funding general operating expenses (legal and professional expenses, consulting, office expenses and office rent) and cost of revenues.

Cash flows resulting from changes in operating assets and liabilities include an increase in accounts payable and accrued liabilities and amounts due to related parties. The increase in amounts due to related parties was due to the increase in the management and consulting fees that incurred by the company and remained unpaid as of September 30, 2013. The increase in accounts payable and accrued liabilities reflected the increase in our general operating expenses incurred during the period ended September 30, 2013 that remained unpaid at the end of the reporting period.

Cash Flows from Investing Activities

We did not generate any cash from investing activities during the six-month period ended September 30, 2013 and the period from December 4, 2012 (Inception) through March 31, 2013.

Cash Flows from Financing Activities

During the six-month period ended September 30, 2013 and the period from December 4, 2012 (Inception) through September 30, 2013 the Company sold 4,000,000 shares of common stock at par to the Company Directors for $4,000 in cash. In addition the Company accrued $400 due to the Company’s directors and officers for management consulting services provided to the Company for the month of September of 2013.

We believe that we need approximately an additional $32,000 (gross) to implement our short-term business plan and meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 31). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $60,000 per year. In addition we will require approximately $200,000 over the five-year period for development and introduction of the new products.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Industry Background

Widespread adoption of the internet as a source for attracting prospective customers, customer relations and overall distribution of corporate message has increased the need for an online presence for businesses, from large corporations to small businesses. Prior to the widespread adoption of the Internet, content was primarily distributed through traditional media, such as newspapers, magazines and television. Increased access to the Internet as a result of extensive broadband penetration and the rapid proliferation of connected mobile devices is driving significant growth in demand for online content.

As a result, there has been an exponential increase in the number of websites and mobile applications created and the amount of content available digitally. Concurrently, search technology has continued to improve the organization of and access to the broad range of websites and online information, reshaping consumer behavior and expectations for discovering credible and relevant information online. Web Marketing represents the fastest growing new channel of targeted access, communication, sales and delivery for a company's brand development, products and services.

Consumption Trends

The Internet has fundamentally changed the consumption of media. In contrast to consumers' relatively passive consumption of traditional media, the proliferation of the Internet and social media has enabled consumers to seek out and interact with content across an increasing number of websites. As a result, consumers are changing the way they discover content online, increasingly typing queries into web search engines to discover and access content from the millions of websites on the Internet. Further, advancements in web search technology and the popularity of social media have enhanced the ability to find specific content associated with personal needs and interests, leading to migration of the consumer base away from content consumed on traditional portals. However, we believe that consumers are often faced with incomplete or inaccurate information because the demand for highly specific, relevant information is outpacing the supply of thoughtfully researched, professionally produced content.

Content Creation Trends

The rapid evolution of audience behavior, particularly the significant fragmentation and the shift of audiences online, is changing existing content creation models. Historically, traditional media companies have generated high-cost, general interest content targeted towards a mass audience of predominantly offline consumers, and have monetized it through advertising or by selling this content directly to consumers. This traditional cost structure is less effective for creating niche content and for selling targeted advertising to fragmented audiences. At the same time, the widespread adoption of social media and other publishing tools has reduced barriers to publishing online content and has enabled a large number of individuals to create and publish content on the Internet. However, the difficulty in constructing profitable business models from their individual endeavors has relegated online content publication largely to bloggers and passionate enthusiasts whose limited resources have often resulted in varying levels of quality.

Distribution Trends

Advancements in social media, search monetization and digital publishing technologies have also dramatically reduced barriers to distributing content. As publishers attempt to meet increasing consumer demand for specific content, the number of websites has proliferated at an exponential scale. Prior to these developments, website publishers, like traditional media companies, relied primarily on marketing to attract audiences. Now consumers primarily use search engines, social recommendations and mobile applications to discover content. Further, content increasingly is distributed and accessed virtually anywhere via smart phones, tablet computers and other mobile devices.

Monetization Trends

The percentage of advertising spend allocated to online advertising significantly lags the percentage of time spent by people consuming media online. Advertisers are beginning to recognize greater opportunities for Internet advertising and marketers are seeking better ways to reach the fragmented consumer base in a more targeted fashion as advertising dollars move from offline to online media. In addition there is a shift in marketing budgets from traditional media to online media, including search strategies such as search engine optimization, paid social media and search marketing.

Competition

The online content and media market we participate in is new, rapidly evolving and intensely competitive. Competition is expected to intensify in the future as more companies enter the space. We compete for business on a number of factors including return on marketing investment, price, access to targeted audiences and quality.

Competition in the online advertising and marketing industry is also highly fragmented. Any company that provides one or more of our core services is in direct competition with us. Our competition includes Advertising Firms, Public Relations Companies, Web Design Companies, Graphic Design Companies, and Search Engine Optimization Firms.  Our competitors range in size from small, local independent firms and individuals to very large conglomerates. Such fragmentation can mean that a small business owner can employ more than one advertising and marketing agency to get a needed mix of web design and online marketing services for their desired budget. The online media marketing industry is always evolving with thousands of new competitors entering the market every year. It is becoming very difficult for companies to distinguish themselves in the market and gain new customers.

In addition to competition from other firms, the number of potential customers is decreasing as businesses begin to design their own websites and execute inline advertising themselves. There are a large number of companies that provide website templates that are easy to alter once purchased without the need to hire a web design and development company. While basic coding knowledge is needed to effectively customize a template and incorporate social management and monitoring solutions to fit an individual business’s needs, many new businesses are choosing to use an existing template versus paying for a new website design.

Our Business

Description of Business

Focus Universal is an online marketing, advertising and design provider.  We generate our revenue from providing services that include marketing, advertising and website design to small and medium size businesses. To date, we have focused on providing one-off services such as development of a fully functioning website or creation of a marketing strategy plan to small business clients. We plan to expand our service offerings to include subscription-based service packages.

Our current services include:

Marketing

We offer a wide variety of online marketing service to meet our clients’ needs. Our services include: email marketing; search engine optimization; affiliate marketing; pay per click management; content creation; conversion rate optimization and social media marketing.

Paid Search Advertising

Paid search advertising refers to search engine advertising such as Google AdWords (Yahoo and MSN have similar paid search programs available). Search advertisements are targeted to match key search terms (called keywords) entered on search engines. We help our clients manage their search campaigns by:

•         Selecting targeted keywords and monitoring their effectiveness.

•         Creating relevant ad text that is likely to convert leads into new clients.

•         Structuring and optimizing campaigns for better performance and maximum results.

•         Providing monthly client reporting to communicate the strategies we’ve implemented and recommendations for future improvement.

•         Developing and researching possible new avenues of online marketing to build the new client base.

Social and Viral Marketing Campaigns

We help companies to create innovative, interactive online campaigns that build brand awareness.

Strategy

The foundation of an effective online strategy is based upon an intimate understanding of the offering, the business and its online objectives. Our strategic consulting services involve in-depth work with our clients to develop a comprehensive plan of action to meet their marketing needs for a specific amount of time. We work with clients to set objectives for each marketing campaign. Using analytics, each campaign is analyzed for its effectiveness. Our marketing strategy planning services include: digital review; research & analysis and campaign planning.

Social

We enable our customers to facilitate social media engagement with current and potential consumers. This involves utilizing the appeal of popular social networks such as Facebook, Twitter, and Pinterest.  We generate content that is appropriate for social media use and is targeted to our clients' needs for audience engagement. This is used to increase company visibility and create social media interactions with their potential customers. These activities can also help improve our customers’ search engine rankings. Our social services include: social and viral marketing campaign creation and management; social media consulting; custom channel design and review; content generation; cross channel promotions.

Website Design

We offer custom web design services for websites targeted at traditional browser views, as well as sites optimized for consumption on mobile devices. Our custom design service includes the development of a unique website look and layout that is created specifically for our client. Our design team can assist with layout as well as content creation and image sourcing. We also provide consulting services on website usability, where we help clients ensure that their website is effective and easy to use.

Plan of Operations

We expect to complete our offering within two to six months from the effective date of our registration statement.

To date, we have focused on providing individualized services to clients on a contract basis. The average length of our contracts is from one to two months. We do not have any contracts in place that have long-term ongoing commitments from clients.  Our plan over the next twelve months is to expand our client base, to develop a variety of subscription-based services that will allow us to generate a steady stream of revenue and to incorporate online ad management services to our services offered. In addition to our current services, we plan to develop subscription-based services to offer to our existing clients and to new customers starting in the third quarter of 2014. The scope of services offered will depend on the amount raised through this offering.

If we raise the minimum amount, we plan to develop and offer the following services:

a)      Ad Serving and Management.

Our customers may want to undertake a pay per click campaign to advertise their website or to generate additional revenue from their website by serving online ads. We plan to develop a range of services to address both publishers’ (websites that serve ads from ad networks) and advertisers’ needs. By purchasing a monthly subscription package, Focus Universal clients will get custom designed ads whether text-only or graphic banners, management, scheduling and prioritizing of their ads, and implementation with online ad serving solutions such as Google DoubleClick for Publishers or Google Adwords. We expect to spend approximately $10,000 to develop this range of services.

b)      Website Optimization Monthly Package.

In order to receive the most effective results from website optimization, search engine optimization solutions should be implemented and refined on an ongoing basis. Search engines revise their algorithms at various intervals, regular optimization efforts are important. We plan to offer different packages of monthly website optimization services, based on service hours provided. The allotment of hours may be used towards solutions such as keyword research, SEO copywriting, optimized website coding, naming strategy improvements, internal link building or inbound link building. We expect to spend approximately $2,500 to develop this service.

If we do not sell the minimum amount of shares, we will be forced to indefinitely postpone the development and launch of these services.

Currently we rely on freelance content creators and other professionals we hire for each specific project. If we raise the maximum amount, we plan to develop and offer the Website Optimization Monthly Package and Ad Serving and Management services, as well as hire a full-time online marketing specialist. To date we rely on our employees and directors who are focused on signing new clients, maintaining and attempting to increase our business with existing clients.  As of the date of this registration statement we had three employees including two of our directors. If we raise the maximum amount we plan to hire salespeople who will be compensated using a commission structure.  Commissions will vary on the amount of revenue generated and will be paid after operating expenses are deducted.

We expect these hires to cost approximately $120,000 per year. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering, we may not be able to hire additional employees.

Additionally, we plan to develop a content management system that will allow a customer to implement social management and monitoring system linked to the customer’s website. The system will incorporate links to all relevant social media pages such Facebook , Twitter, LinkedIn, Pinterest and any other social networks or forums in which the client is active as a company. From here the client should be able to assess its communication behavior (content types, length, and messaging per target), frequency of communication, a level of engagement, and a sentiment of interest (positive/negative/neutral). We expect to spend approximately $150,000 on this project and launch it within 2 years of completion of the offering, if we raise the maximum amount.

Long-term Plan of Operations

Our long-term, five-year plan is to expand our client base, introduce new services subject to financing and sufficient cash flow from operations, and continue marketing our services to potential clients. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $31,250 and up to a maximum of $375,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Emerging Growth Company Status under the JOBS Act

Focus Universal Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

●	The first fiscal year after its annual revenues exceed $1 billion;
●	The first fiscal year after the fifth anniversary of its IPO;
●	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
●	The first fiscal year in which the company has a public float of at least $700 million.

 Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

●	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
●

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

●	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
●	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

●	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
●	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
●

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

●

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

●	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
●	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Description of Property

Our principal executive offices are located at 8275 S. Eastern Ave., Ste.200-674, Las Vegas, Nevada and our telephone number is (702) 724-2646.  Our primary website address is www.focusuniversal.com. We do not hold ownership or leasehold interest in any property and pay our office rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Tatyana Popova	51	President, Chief Executive Officer, Director
Elena Ignatenko	36	Treasurer, Chief Financial Officer, Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Focus Universal affairs.

Tatyana Popova.

Ms. Tatyana Popova earned her degree in Financial Management. Throughout her career, she has worked as an accountant and controller, where her duties included general accounting, preparation of monthly, quarterly and annual financial statements and reports, working with auditors and financial institutions. Eleven years ago, Ms. Popova shifted her focus toward the online marketing field, studying the industry before taking a position at a marketing company, Most Marketing Inc. Her duties included online search campaign management, client relations, cross-channel promotions, and analysis of data to determine actionable opportunities for online marketing campaigns. For the past five years, she has worked as an online optimization and marketing manager at the company.

Elena Ignatenko.

Ms. Elena Ignatenko has a Master's degree in advertising that strongly focused on marketing, strategic planning and branding. She has been exposed to projects in different fields that strengthened her analytical skills, critical thinking and ability to implement key insights. Ms. Ignatenko's extensive experience in design, management and technical solutions empowers her to manage complex projects with demanding deliverables and sensitive timelines. For the past seven years, she has worked as an independent freelancer on a contract basis, providing marketing services.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors who also serve as the sole officers of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of our directors is not “independent” within the meaning of such rules.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on December 4, 2012 through March 31, 2013, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)**	($)	($)	($)	(S)	($)	($)*	($)
Tatyana Popova	2013	0	0	0	0	0	0	0	0
President, CEO

Elena Ignatenko, CFO,	2013	0	0	0	0	0	0	0	0
Treasurer.

We have entered into Consulting Agreements with Tatyana Popova, our President,  and Elena Ignatenko, our Chief Financial Officer, on September 18, 2013 (Exhibits 10.1 and 10.2). As of September 30, 2013, the Company incurred $200 in management fees with our President and $200 in consulting fees with our Chief Financial Officer.

The following table sets forth information with respect to compensation paid by us to our directors during the period from December 4, 2012 (inception) through March 31, 2013.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Tatyana Popova	0	0	0	0	0	0	0
Elena Ignatenko	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 30, 2013, and December 24, 2013 of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of September 30, 2013, and December 24, 2013, there were 4,000,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Tatyana Popova, President C.E.O. and Director	2,000,000	50.00	30.77	5.88

Common	Elena Ignatenko ,C.F.O., Treasurer and Director	2,000,000	50.00	30.77	5.88

	All Officers and Directors as a Group (2 persons)	4,000,000	100.00	61.54	11.76

(1)   - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

The President of the Company provides management consulting services to the Company. On September 18, 2013 the Company entered into a Consulting Agreement with Mrs. Popova on the following terms:

1.       The Consultant will provide services to the Company in her capacity as the President and Chief Executive Officer of the Company. In this capacity the Consultant will fulfill all senior officer duties as required by the Company including sourcing and implementing new business opportunities, raising financing reasonably  required from time to time by the Company, overseeing a coordinator for all required accounting, reporting and disclosure and fulfilling any other needed non-administrative functions (the “Consulting Services”).

3.       In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$500 per month, on the 15th day of each calendar month for the duration of the Agreement. The first monthly payment shall be due on October 15, 2013.

4.       This Consulting Agreement shall continue indefinitely unless terminated by either party with thirty (30) days advance written notice to the other party.

During the six-month period management consulting services of $200 were charged to operations.

The Chief Financial Officer of the Company provides consulting services to the Company. On September 18, 2013 the Company entered into a Consulting Agreement with Mrs. Ignatenko on the following terms:

1.       The Consultant will provide services to the Company in her capacity as Treasurer and Chief Financial Officer of the Company. In this capacity the Consultant will fulfill all senior officer duties as required by the Company including, but not limited to, accounting, coordination of annual audits and quarterly reviews, management and review of legal documentation and ensuring timely fulfillment of all regulatory filings (the “Consulting Services”).

2.       In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$500 per month, on the 15th day of each calendar month for the duration of the Agreement. The first monthly payment shall be due on October 15, 2013.

3.       This Consulting Agreement shall continue indefinitely unless terminated by either party with thirty (30) days advance written notice to the other party.

During the six-month period consulting services of $200 were charged to operations.

In addition during the six months ended September 30, 2013, the Company issued 4,000,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $4,000.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Focus Universal Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Focus Universal, whether voluntary or involuntary, to share equally in the assets of Focus Universal available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Focus Universal' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Focus Universal common stock are entitled to dividends if declared by the Board of Directors out of funds legally available. Focus Universal does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Focus Universal financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The re-sales of 30,000,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 4,000,000 issued and outstanding shares have been held since September, 2013, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Focus Universal Inc.

During the past ten years, Mrs. Popova and Mrs. Ignatenko have not been the subject of the following events:

1.      Any bankruptcy petition filed by or against any business of which Mrs. Popova or Mrs. Ignatenko were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.   An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mrs. Popova’s, or Mrs. Ignatenko’s involvement in any type of business, securities or banking activities.

4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this  Prospectus  and the  Registration Statement  have been audited by Cutler & Co., LLC, our independent registered public accounting firm,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Szaferman Lakind Blumstein & Blader, PC, our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

Index to the Financial Statements

Contents	Page

Report of Independent Registered Public Accounting Firm	F-1

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at September 30, 2013 and March 31, 2013	F-3

Statements of Operations for the Six Months Ended September 30, 2013 for the Period from  December 4, 2012 (Inception) through  March 31, 2013 and the Period  from  December 4, 2012 (Inception) through  September 30, 2013

F-4

Statement of Stockholders’ Equity for the Period from December 4, 2012 (Inception) through September 30, 2013	F-5

Statements of Cash Flows for the Six Months Ended September 30, 2013, for the Period  from  December 4, 2012 (Inception) through  March 31, 2013 and  the Period  from  December 4, 2012 (Inception) through  September 30, 2013

F-6

Notes to the Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Focus Universal Inc.

8275 S. Eastern Ave., Ste.200-674

Las Vegas, NV 89123

We have reviewed the accompanying balance sheet of Focus Universal Inc. (a Development Stage Company) as of September 30, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for the six month period ended September 30, 2013, and for the period from Inception (December 4, 2012) to) through, September 30, 2013. These financial statements are the responsibility of the management of Focus Universal Inc

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Cutler & Co., LLC

Cutler & Co., LLC

Arvada, Colorado

December 13, 2013

12191 W.64th Avenue, Suite 205B, Arvada, Colorado 80004       *       Phone: 303.968.3281       *        Fax: 303.456.7488       *        wwwcutlercpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Focus Universal Inc.

8275 S. Eastern Ave., Ste.200-674

Las Vegas, NV 89123

We have audited the accompanying balance sheets of Focus Universal Inc. (a development stage company) as of March, 31 2013 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and the period from Inception (December 4, 2012) to March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Focus Universal Inc. as March 31, 2013 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and the period from Inception (December 4, 2012) to March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses from operations since Inception (December 4, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cutler & Co., LLC

Cutler & Co., LLC

Arvada, Colorado

December 13, 2013

12191 W.64th Avenue, Suite 205B, Arvada, Colorado 80004       *       Phone: 303.968.3281       *        Fax: 303.456.7488       *        wwwcutlercpas.com

FOCUS UNIVERSAL INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	September 30, 2013	March 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$ 12,416	$ -
Total current assets	12,416	-
Total Assets	$ 12,416	$ -

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$ 11,960	$ 2,000
Accounts payable - related parties	400	348
Total current liabilities	12,360	2,348
Total Liabilities	12,360	2,348

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 4,000,000, and 0 shares issued and outstanding as of September 30, 2013 and March 31, 2013, respectively	4,000	-
Deficit accumulated during the development stage	(3,944)	(2,348)
Total stockholders' equity	56	-
Total Liabilities and Stockholder's Equity	$ 12,416	$ -

See Accompanying Notes to Financial Statements

FOCUS UNIVERSAL INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS
	Six Months Ended September 30, 2013 (Unaudited)	Period From Inception (December 4, 2012) Through March 31, 2013 (Audited)	Cumulative From Inception (December 4, 2012) Through September 30, 2013 (Unaudited)

Revenue	$ 7,500	$ -	$ 7,500
Cost of revenue	5,000	-	5,000
Gross profit	2,500	-	2,500

Operating Expenses:
Compensation - officers	400	-	400
General and administrative	696	348	1,044
Professional fees	3,000	2,000	5,000
Total operating expenses	4,096	2,348	6,444
Income (Loss) from Operations	(1,596)	(2,348)	(3,944)

Income tax provision	-	-	-

Net Loss	$ (1,596)	$ (2,348)	$ (3,944)

Net Loss Per Common Share:
Net loss per common share - Basic and Diluted	$ (0.07)	$ - *
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	21,858	- *
*- No shares of common stock were issued and outstanding during this period.

See Accompanying Notes to Financial Statements

FOCUS UNIVERSAL INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) THROUGH SEPTEMBER 30, 2013
Description	Common stock		Deficit Accumulated During Development Stage	Total
	Shares	Amount

Balance at Inception (December 4, 2012) - audited	-	$ -	$ -	$ -

Net loss	-	-	(2,348)	(2,348)
Balance – March 31, 2013 - audited	-	-	(2,348)	(2,348)

Common stock issued for cash at $0.001 per share	4,000,000	4,000	-	4,000
Net loss	-	-	(1,596)	(1,596)
Balance - September 30, 2013 (Unaudited)	4,000,000	$ 4,000	$ (3,944)	$ 56

See Accompanying Notes to Financial Statements

FOCUS UNIVERSAL INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS
	Six Months Ended September 30, 2013 (Unaudited)	Period From Inception (December 4, 2012) Through March 31, 2013 (Audited)	Cumulative From Inception (December 4, 2012) Through September 30, 2013 (Unaudited)
Operating Activities:
Net Loss	$ (1,596)	$ (2,348)	$ (3,944)
Adjustments to reconcile net loss to net cash generated by operating activities:
Changes in Operating Assets and Liabilities-
Accounts payable and accrued liabilities	9,960	2,000	11,960
Accounts payable - related party	52	348	400
Net Cash Generated by Operating Activities	8,416	-	8,416

Investing Activities:	-	-	-

Financing Activities:
Proceeds from issuance of common stock	4,000	-	4,000
Net Cash Provided by Financing Activities	4,000	-	4,000

Net Change in Cash	12,416	-	12,416
Cash - Beginning of Period	-	-	-
Cash - End of Period	$ 12,416	$ -	$ 12,416

Cash paid during the period for:
Interest	$ -	$ -	$ -
Income tax paid	$ -	$ -	$ -

See Accompanying Notes to Financial Statements

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and Operations

Focus Universal Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 4, 2012.  Focus Universal Inc. offers a full range of web services, including web marketing services, social and viral marketing campaigns, search engine optimization consulting, custom web design, website usability consulting and web analytics implementation.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (December 4, 2012) have been considered as part of the Company’s development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at September 30, 2013 and March 31, 2013.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive shares outstanding at any time during the six months ended September 30, 2013 or the period from Inception (December 4, 2012) through March 31, 2013.

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at September 30, 2013 and March 31, 2013 of $3,944 and $2,348, respectively, and a net loss for the period from December 4, 2012 (Inception) through September 30, 2013 of $3,944. These factors raise substantial doubt about the Company’s ability to continue as a going concern. While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.

Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Note 4 – Related Party Transactions

Consulting services from President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the nine months ended September 30, 2013 and for the period from December 4, 2012 (Inception) to March 31, 2013 were as follows:

	For the Six Months Ended September 30, 2013	For the Period From December 4, 2012 (Inception) to March 31, 2013

President, Chief Executive Officer	$200	$-
Chief Financial Officer, Secretary and Treasurer	200	-
	$400	$-

Accounts Payable – Related Parties

As at September 30, 2013 and March 31, 2013 the Company owed its directors and officers $400 and $348 respectively. These amounts represent unpaid consulting fees and expenses incurred on behalf of the Company.

Note 5 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

On September 30, 2013, the Company sold 4,000,000 shares of its common stock at par to its directors for $4,000 in cash.

Note 6 – Income Tax

Deferred Tax Assets

At September 30, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $3,944 that may be offset against future taxable income through 2033.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $592, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

FOCUS UNIVERSAL INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2012) TO MARCH 31, 2013 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Components of deferred tax assets at September 30, 2013 and March 31, 2013 are as follows:

	September 30, 2013	March 31, 2013
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$592	$352
Less valuation allowance	(592)	(352)
Deferred tax assets, net of valuation allowance	$-	$-

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $240 during the nine months ended September 30, 2013 and $352 for the period from December 4, 2012 (Inception) to March 31, 2013 respectively.

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Six Months Ended September 30, 2013	For the Period From December 4, 2012 (Inception) to March 31, 2013

Federal statutory income tax rate	15.0%	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%	(15.0)%
Effective income tax rate	0.00%	0.00%

Note 7 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

________________

[Back Page of Prospectus]

PROSPECTUS

SHARES OF COMMON STOCK

2,500,000 Minimum – 30,000,000 Maximum

FOCUS UNIVERSAL INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Focus Universal Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$3,500
Filing fees	1,200
Legal fees and expenses	600
Securities and Exchange Commission registration fee	48
Transfer Agent Fees	1,000
Total:	$6,348

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to our Directors Tatyana Popova (2,000,000) and Elena Ignatenko (2,000,000) on September 30, 2013.  The total amount received from this Offering was $4,000.  We completed this offering pursuant to Regulation S of the Securities Act. All of our directors and all of our executive officers reside outside the United States.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.

The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation
3.2	Bylaws
4.2	Subscription Agreement
5.1	Legal Opinion
10.1	Consulting Agreement, President and C.E.O.
10.2	Consulting Agreement, C.F.O.
23.1	Consent of Cutler & Co, LLC, Certified Chartered Accountants

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

            (a)        include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)       reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

            (c)        include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to       such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)                 any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

            (ii)         any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)              the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information  about us or our securities provided by or on behalf of us; and

  (iv)       any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,  we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on December 24, 2013.

Focus Universal Inc.

By:	/s/ Tatyana Popova
Tatyana Popova
President, Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tatyana Popova, as her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Focus Universal Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Tatyana Popova	President, CEO and Director	December 24, 2013
Tatyana Popova
/s/ Elena Ignatenko	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	December 24, 2013
Elena Ignatenko